UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 21, 2005 (December 16, 2005)
Endo Pharmaceuticals Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code  (610) 558-9800
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into or Amendment of Material Definitive Agreement
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.28.1: LETTER AGREEMENT
EX-10.29.1: LETTER AGREEMENT
EX-10.35.1: LETTER AGREEMENT
EX-10.36: AMENDED AND RESTATED EMPLOYMENT AGREEMENT

1.01 Entry Into or Amendment of Material Definitive Agreement
On December 20, 2005, Endo Pharmaceuticals Holdings Inc. (the “Company”) and Endo Pharmaceuticals Inc., a wholly owned subsidiary of the Company, entered into an amended and restated employment agreement with Peter A. Lankau, which, among other things, extends the term of this Agreement to December 31, 2006. The Company also renewed its employment agreements with each of its executive officers, Jeffrey R. Black, David A. Lee and Caroline B. Manogue. These renewals are each for a one-year term, renewable at the executive’s and company’s option, and extend each of these agreements until December 31, 2006. A copy of Mr. Lankau’s amended and restated agreement is attached hereto as Exhibit 10.36 and copies of the letter agreements setting forth each of Mr. Black’s, Dr. Lee’s and Ms. Manogue’s renewals are attached hereto as Exhibits 10.28.1, 10.29.1 and 10.35.1, respectively, all of which are hereby incorporated by reference.
Item 8.01 Other Events.
On December 16, 2005, Peter A. Lankau, Chief Executive Officer of the Company, adopted a pre-arranged stock trading plan to exercise a portion of his Company stock options and sell the related shares over time as part of his individual long-term strategy for asset diversification and liquidity. The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 and approved by the Company’s Board of Directors. Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material non-public information.
Under his Rule 10b5-1 plan, Mr. Lankau may exercise up to 436,520 options and sell shares received upon exercise over a period of approximately 24 months, commencing in March 1, 2006. The plan provides for a target level of sales of approximately 43,700 shares each month, subject to meeting certain minimum price targets set forth in the plan. Transactions under the plan will be publicly disclosed through Form 4 filings filed with the Securities and Exchange Commission.
These options, which were granted in 2000, 2001 and 2002, will expire between October 2010 and September 2012. The exercise prices of the options range from $7.25 to $9.40 per share. Following the completion of these transactions, assuming Mr. Lankau’s ownership otherwise remains as it is on December 16, 2005, Mr. Lankau will personally beneficially own approximately 722,311 shares of the Company’s common stock. It is anticipated that Mr. Lankau will continue to participate in the Company’s stock option plan and will be eligible for continued stock option grants based on individual and company performance, as approved by the Board of Directors from time to time.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

Exhibit Number	Description
10.28.1	Letter Agreement, dated as of December 20, 2005, by and between Endo Pharmaceuticals Inc. (“Endo”) and Jeffrey R. Black.
10.29.1	Letter Agreement, dated as of December 20, 2005, by and between Endo and David Allen Harvey Lee, MD, Ph.D.
10.35.1	Letter Agreement, dated as of December 20, 2005, by and between Endo and Caroline B. Manogue (formerly Berry).
10.36	Amended and Restated Employment Agreement, dated as of December 20, 2005, by and between the Company and Peter A. Lankau.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)
By:	/s/ Caroline b. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: December 21, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
10.28.1	Letter Agreement, dated as of December 20, 2005, by and between Endo Pharmaceuticals Inc. (“Endo”) and Jeffrey R. Black.
10.29.1	Letter Agreement, dated as of December 20, 2005 by and between Endo and David Allen Harvey Lee, MD, Ph.D.
10.35.1	Letter Agreement, dated as of December 20, 2005 by and between Endo and Caroline B. Manogue/formerly/Berryl.
10.36	Amended and Restated Employment Agreement dated as of December 20, 2005, by and between the Company and Peter A. Lankau.